Exhibit 99.1
Joint Filer Information
Form 4

Designated Filer:	Elevation Partners, L.P.

Other Joint Filers:	Elevation Associates, L.P., Elevation Associates, LLC, Elevation Employee Side Fund, LLC, Elevation Management, LLC, Marc Bodnick, Paul Hewson, and Bret Pearlman

Addresses:	The principal business address of each of the joint filers listed above is 2800 Sand Hill Road, Suite 160, Menlo Park, CA 94025.

Date of Event Requiring Statement:	March 9, 2009

Issuer Name and Ticker or Trading Symbol:	Palm, Inc. [PALM]
Signatures:

ELEVATION ASSOCIATES, L.P.

By:	Elevation Associates, LLC, as General Partner

By:	*

Name: Fred Anderson Title: Manager

ELEVATION ASSOCIATES, LLC

By:	*

Name: Fred Anderson Title: Manager

ELEVATION EMPLOYEE SIDE FUND, LLC

By:	Elevation Management, LLC, as Managing Member

By:	*

Name: Fred Anderson Title: Manager

ELEVATION MANAGEMENT, LLC

By:	*

Name: Fred Anderson Title: Manager

*

Marc Bodnick

*

Paul Hewson

*

Bret Pearlman

* /s/ Tracy Hogan

Attorney-in-Fact for Reporting Persons pursuant to Power of Attorney
Date: March 10, 2009